Email to: cnhubs@xinhuaprnewswire.com
Account Name/Source of release: General Steel Holdings, Inc.
Chinese name:
English name:    General Steel Holding
Account number:  925544
Distribution Circuit(s):  US1 + First Call + Europe
Distribution Time:  1:30 p.m., April 3, US Eastern Time
Dateline City:  Beijing
Special Instructions:
Contact information regarding this release, please call: Ross Warner
Contact Person: Ross Warner
Phone Number: China Mobile - 86-1391-000-4464, Office Direct Line: 86-10-5879-7346

NEWS RELEASE - GENERAL STEEL HOLDINGS INC. REPORTS FISCAL YEAR 2006 RESULTS & ANNOUNCES EARNINGS CONFERENCE CALL

BEIJING, China, April 3, 2007 / Xinhua-PRNewswire/ -- General Steel Holdings, Inc. (OTC Bulletin Board: GSHO), China’s first publicly traded steel manufacturer in the US, reports financial results for the year ending December 31, 2006.

2006 Achievements and Highlights
•	Increased our production capacity by 150,000 tons to be the undisputed dominant player in our industry
•	Built 4 new production lines
•	Increased our distributor base from 19 to 35
•	Established 3 regional sales offices
•	Hired and trained 350 new production workers
•	Offered promotional pricing to fill the production from our new lines and gain market share
•	Increased productivity in our established production lines by 20%

2006 Financial Results

Net sales from operations increased to $139.5 million in 2006, representing a 55% increase from $89.7 million in 2005. Shipment volume increased by 68% to 341,702 tons in 2006 compared to 203,422 tons in 2005. Overall cost of sales was $135.3 million in 2006, compare to $81.2 million in 2005, a 67% increase. Gross profit decreased from $8.6 million in 2005 to $4.2 million in 2006. Selling, general and administrative expenses were $2.4 million in 2006, a 12.9% decrease from $2.8 million for the same period of 2005. Accounts receivable was $17.1 million at the end of 2006 compared to $993,417 on December 31, 2005. Net income was $1.03 million in 2006 compared to $2.74 million in 2005, a 38% decrease from 2005.

“At the end of 2005, we made the strategic decision to become the dominant company in our industry. During 2006, we invested heavily in our operations to implement the critical steps necessary to achieve this goal: we added four new production lines, increased our capacity by 150,000 tons, increased our distributor base from 19 to 35, established three regional sales offices, hired and trained 350 new production workers, gained market share and increased our established lines productivity by 20%.”

“These investments hurt our short-term earnings, but they laid the groundwork for our future growth plans.
Although our earnings for 2006 came in below that of 2005, we are very pleased with our results. As we enter 2007, our new lines are now producing at the same levels of efficiency and capacity as our original lines. This coupled with the other investments we’ve made combine to make us very excited about the year ahead,”
stated Henry Yu, Chief Executive Officer of General Steel Holdings, Inc.

Conference Call

Management will host a conference call at 9:00 a.m. on Wednesday, April 4 to discuss results for the fiscal year ended December 31, 2006. Joining Henry Yu, General Steel Holdings Chief Executive Officer, on the call will be John Chen, the company’s Chief Financial Officer and Ross Warner, a Director with the company. To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 1-800-860-2442. International callers should dial 1-412-858-4600. The pass code for the call is “General Steel.”

This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the following URL http://www.videonewswire.com/event.asp?id=38724 . To listen to the live webcast, go to the URL at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on General Steel Holdings’ website http://www.gshi-steel.com for 90 days.

About General Steel Holdings, Inc.

General Steel Holdings, Inc. through its subsidiary, Tianjin Daqiuzhuang Metal Sheet Co., Ltd., is a leading manufacturer of high quality hot-rolled steel sheets used in the construction of small agricultural and specialty vehicles. Since 1988, it has expanded its operations to ten production lines capable of processing 400,000 tons of 0.7-2.0 mm hot-rolled carbon steel sheets per year. It is now the largest producer in its product category in China. For more information, visit www.gshi-steel.com.

Information Regarding Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Such forward-looking statements may be affected by inaccurate assumptions or by known or unknown risks or uncertainties. Actual results may vary materially from those expressed or implied by the statements herein. For factors that could cause actual results to vary, perhaps materially, from these forward-looking statements, please refer to the Company’s Form 10-K, filed with the Securities and Exchange Commission, and other subsequent filings. Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

Contact:
Ross Warner
General Steel Holdings, Inc.
Tel: (Beijing) 86-10-5879-7340
Email: ross@gshi-steel.com
Skype: ross.warner.generalsteel

GENERAL STEEL HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2006 AND 2005

A S S E T S
	2006	2005
		Restated
CURRENT ASSETS:
Cash	$6,831,549	$8,648,373
Restricted cash	4,231,523	2,735,583
Accounts receivable, net of allowance for doubtful accounts of $137,132
and $1,371 as of December 31, 2006 and December 31, 2005, respectively	17,095,718	993,417
Notes receivable	537,946	4,960
Note receivable - related party	-	2,976,000
Other receivables	268,784	109,769
Other receivables - related parties	850,400	-
Inventories	12,489,290	10,730,941
Advances on inventory purchases	2,318,344	10,716,293
Short-term investment	-	37,200
Prepaid expenses - current	66,837	64,647
Total current assets	44,690,391	37,017,183

PLANT AND EQUIPMENT, net	26,606,594	18,213,872

OTHER ASSETS:
Advances on equipment purchases	-	1,053,169
Prepaid expenses - non current	720,183	669,460
Intangible assets - land use right, net of accumulated amortization	1,804,440	2,039,532
Total other assets	2,524,623	3,762,161
Total assets	$73,821,608	$58,993,216

L I A B I L I T I E S A N D S H A R E H O L D E R S' E Q U I T Y

CURRENT LIABILITIES:
Accounts payable	$3,001,775	$823,760
Short term loans - bank	30,284,686	27,118,800
Short term notes payable	8,153,520	5,406,400
Other payables	355,142	69,667
Other payable - related party	-	980,000
Accrued liabilities	1,064,012	916,957
Customer deposits	1,093,602	1,276,536
Deposits due to sales representatives	2,051,200	1,261,080
Taxes payable	5,391,602	1,682,330
Total current liabilities	51,395,539	39,535,530

SHARES SUBJECT TO MANDATORY REDEMPTION	2,179,779	1,720,875

Total liabilities	53,575,318	41,256,405

MINORITY INTEREST	6,185,797	5,387,026

SHAREHOLDERS' EQUITY:
Common Stock, $0.001 par value, 75,000,000 shares authorized,
32,426,665 shares issued and outstanding (including 1,176,665 redeemable shares)	31,250	31,250
Paid-in-capital	6,871,358	6,871,358
Retained earnings	4,974,187	4,207,236
Statutory reserves	1,107,010	840,753
Accumulated other comprehensive income	1,076,688	399,188
Total shareholders' equity	14,060,493	12,349,785
Total liabilities and shareholders' equity	$73,821,608	$58,993,216

GENERAL STEEL HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

	2006	2005	2004
		Restated

REVENUES	$139,494,624	$89,739,899	$87,831,919

COST OF SALES	135,324,190	81,165,850	81,613,187

GROSS PROFIT	4,170,434	8,574,049	6,218,732

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,421,285	2,781,070	2,316,699

INCOME FROM OPERATIONS	1,749,149	5,792,979	3,902,033

OTHER INCOME (EXPENSE), NET	82,830	(1,680,842)	(1,616,377)

INCOME BEFORE PROVISION FOR INCOME TAXES	1,831,979	4,112,137	2,285,656
AND MINORITY INTEREST

PROVISION FOR INCOME TAXES	-	-	906,277

NET INCOME BEFORE MINORITY INTEREST	1,831,979	4,112,137	1,379,379

LESS MINORITY INTEREST	798,771	1,371,918	464,381

NET INCOME	1,033,208	2,740,219	914,998

FOREIGN CURRENCY TRANSLATION GAIN	677,500	399,188	-

COMPREHENSIVE INCOME	$1,710,708	$3,139,407	$914,998

WEIGHTED AVERAGE NUMBER OF SHARES	31,250,000	31,250,000	30,259,644

EARNING PER SHARE, BASIC AND DILUTED	$0.03	$0.09	$0.03

GENERAL STEEL HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

	2006	2005	2004
		(Restated)	(Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,033,208	$2,740,219	$914,998
Adjustments to reconcile net income to cash
provided by (used in) operating activities:
Minority Interest	798,771	1,371,918	464,380
Depreciation	1,619,267	1,053,976	968,332
Amortization	297,933	289,938	287,090
Loss on disposal of equipment	28,137	25,992	22,947
Stock issued for services	-	-	175
Interest expense accrued on mandatory redeemable stock	458,904	114,724	-
Allowance for bad debt	132,895	-	328
(Increase) decrease in assets:
Accounts receivable	(15,871,902)	(451,095)	(68,085)
Notes receivable	(521,888)	373,785	813,899
Other receivables	(152,111)	108,860	113,366
Other receivables - related parties	(850,400)	-	459,800
Inventories	(1,366,266)	2,378,597	(8,024,646)
Advances on inventory purchases - related parties	-	-	1,021,824
Advances on inventory purchases	8,581,191	3,042,837	(5,638,504)
Prepaid expense - current	-	(63,709)	-
Prepaid expense - non current	44,559	(659,742)	-
Increase (decrease) in liabilities:
Accounts payable	2,106,005	523,624	(1,085,136)
Other payables	135,275	(364,090)	191,802
Other payable - related party	(980,000)	(10,000)	1,011,012
Accrued liabilities	259,000	506,214	332,876
Customer deposits	(221,532)	(771,235)	1,095,153
Taxes payable	3,577,364	(240,347)	223,773
Net cash (used in) provided by operating activities	(891,590)	9,970,466	(6,894,616)

CASH FLOWS FROM INVESTING ACTIVITIES:
Restricted cash	(1,374,495)	861,897	(1,501,110)
Notes receivable - related party	3,013,680	(2,932,800)	-
Proceeds from short term investment	37,671	-	(24,200)
Deposits due to sales representatives	732,073	(1,222)	369,050
Advance on equipment purchases	1,066,504	(1,037,881)	-
Additions to prepaid land use rights	(72,031)	-	-
Additions to equipment	(2,401,860)	(627,941)	(253,426)
Additions to construction in progress	(6,865,560)	(4,169,895)	-
Cash proceeds from sale of equipment	-	8,552	226,158
Net cash used in investing activities	(5,864,018)	(7,899,290)	(1,183,528)

CASH FLOWS FINANCING ACTIVITIES:
Borrowings on short term loans - bank	29,663,401	31,967,520	28,072,000
Payments on short term loans - bank	(27,462,159)	(31,246,540)	(16,129,300)
Borrowings on short term notes payable	7,986,252	11,266,840	25,071,200
Payments on short term notes payable	(5,474,852)	(12,782,120)	(25,004,650)
Cash received on stock issuance	-	-	10,000
Cash received on issuance of mandatory redeemable stock	-	1,606,151	-
Net cash provided by financing activities	4,712,642	811,851	12,019,250
EFFECTS OF EXCHANGE RATE CHANGE IN CASH	226,142	217,536	-

(DECREASE) INCREASE IN CASH	(1,816,824)	3,100,563	3,941,106

CASH, beginning of period	8,648,373	5,547,810	1,606,704
CASH, end of period	$6,831,549	$8,648,373	$5,547,810